CONSULTING AGREEMENT

            AGREEMENT made as of the 23rd day of April, 1999, by and between PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and JEFFREY ROSEN (the "Consultant").

                              W I T N E S S E T H:

            WHEREAS, the Company wishes to engage the Consultant to render certain services to it and the Consultant wishes to accept such engagement, upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Engagement

            The Company agrees to engage the Consultant during the Term specified in paragraph 2, and the Consultant agrees to accept such engagement, upon the terms and conditions hereinafter set forth.

      2. Term

            Subject to the terms and conditions of this Agreement, the Consultant's engagement by the Company shall be for a term commencing on the date hereof and expiring on June 30, 2001 (the " Term").


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      3. Duties and Responsibilities

            (a) During the Term, the Consultant will review (including by preparing due diligence investigations), analyze and assist in the structuring of proposed business ventures between the Company and third parties which ventures may originate either from the Consultant, the Company or otherwise. The services provided hereunder are in addition to those provided by the Consultant as a director of the Company for which the Consultant is separately compensated.

            (b) During the Term, the Consultant agrees that he will (i) devote sufficient time as shall be necessary to properly carry out his obligations under is agreement; (ii) carry out his duties in a competent and professional manner, and (iii) work with the employees of the Company in a competent and professional manner. Notwithstanding the foregoing, the Consultant shall be permitted to engage in other business activities (as an active participant or a passive investor), provided that such activities are not rendered for a company whose business is in competition with the Company and provided that such activities (individually or collectively) do not violate the provisions of paragraph 6 below or materially interfere with the performance of his duties or responsibilities under this Agreement.

      4. Compensation

            For all services during the Term, the Consultant will receive 200,000 warrants to purchase shares of the Company's Common Stock at $5.25 per share. The warrants will be for a two year period, will be issued on the date hereof and will vest one year from the date hereof. The warrants will be exercisable commencing one year from the date hereof and will have piggyback registration rights for one piggyback registration at any time after the first anniversary of the date of the warrant subject to underwriters holdback or limitation on the number of shares to be included. No other compensation is being paid to Consultant for services under this Agreement. The warrants must be approved by the stockholders of the Company before they can be issued. In the event that the issuance of the warrants is not approved by the stockholders other mutually agreed upon compensation shall be paid to the consultant in lieu of such warrants.


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      5. Expenses

            Except as otherwise agreed in writing between the Company and the Consultant, the Company shall be under no obligation to pay or to reimburse the Consultant during the Term for his expenses incurred in the performance of his services hereunder.

      6. Non-Competition and Protection of Confidential Information

            (a) The Consultant acknowledges that his rendering of services hereunder may require the disclosure to the Consultant of confidential information and trade secrets of the Company and consequently he agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that he makes the covenants contained herein. Accordingly, the Consultant agrees that during the Term and for a two year period thereafter, he shall not, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be engaged as a consultant by the
Company:

            (i) attempt in any manner to persuade any customer, supplier or client of the Company to cease to do business or to reduce the amount of business which any such customer, supplier or client has customarily done or contemplates doing with the Company; or

            (ii) employ as an employee or retain as a consultant, or persuade or attempt to persuade anyone else to employ anyone who is then or at any time during the preceding twelve months was an employee of or consultant to the Company, to leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; provided, however, if such employee or consultant was involuntarily terminated by the Company, the Consultant may employ or retain such person after obtaining the prior written consent of the Company, which consent will not be unreasonably withheld; or

            (b) The Consultant agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company, or utilize such confidential information or trade secret for his


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own benefit, or for the benefit of third parties. The term "confidential information or trade secret" does not include information which (i) becomes generally available to the public other than by breach of this provision or (ii) the Consultant learns from a third party who is not under an obligation of confidence to the Company.

            (c) If the Consultant commits a breach or is about to commit a breach, of any of the provisions of paragraphs 6(a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach. The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 6(a) and (b) above are fair and reasonable and are reasonably required for the protection of the Company, and that the time, scope, geographic area and other provisions of this paragraph 6 have been specifically negotiated by both parties with advice of counsel. If any of the covenants in paragraphs 6(a) or (b) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 6(a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable.


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      7. Enforceability

            The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

      8. Assignment

            This Agreement is a personal contract and the Consultant's rights and obligations hereunder may not be transferred, assigned, pledged or hypothecated by the Consultant. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and permitted assigns of the Company. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. If all or substantially all of the assets of the Company are transferred to another entity, the Company shall cause the entity acquiring such assets to assume and be responsible for the Company's obligations hereunder.

      9. Modification; Renewal

            This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement. Any renewal of this Agreement beyond the period specified in paragraph 2 above shall be set forth in a writing executed by both parties hereto.

      10. Severability; Survival

            In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Consultant's employment to the extent necessary to the intended preservation of such rights and obligations.

      11. Notice


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            Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission (if electronically confirmed) or prepaid overnight courier service, and in each case, addressed as follows:

            If to the Consultant:

            Jeffrey Rosen
            Davasee Enterprises
            67 Irving Place, 11th Floor
            New York, New York 10010

            If to the Company:

            Paradise Music & Entertainment, Inc.
            53 West 23rd Street
            New York, New York  10010

            with a copy to:

            Walter M. Epstein, Esq.
            Davis & Gilbert LLP
            1740 Broadway
            New York, New York  10019

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.


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      12. Applicable Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of conflict of law provisions applicable herein. This Agreement shall be deemed to have been executed and delivered in the State of New York. In any legal action relating to this Agreement, the parties each agree (a) to the exercise of jurisdiction over it or him in a state or Federal court in New York County, New York and (b) that such action shall be initiated in one of the courts specified in clause (a) above.

      13. Entire Agreement

            This Agreement represents the entire agreement between the Company and the Consultant with respect to the subject matter hereof, and all prior agreements relating to the employment of the Consultant by the Company, written or oral, are nullified and superseded hereby.

      14. Litigation

            In any litigation relating to this Agreement, the prevailing party shall be entitled to reimbursement from the other party for its or his reasonable attorneys fees and reasonable out-of-pocket costs related to such litigation.

      15. Headings

            The headings contained in this Agreement are for reference purposes only, and shall not affect the means or interpretation of this Agreement.


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      16. Independent Contractor

            The Consultant acknowledges that all services performed for the Company shall be as an independent contractor and that the Consultant therefore shall be responsible for the collection and payment of all withholdings, contributions and payroll taxes relating to his services. The Consultant further agrees to indemnify and hold harmless the Company against any loss, costs or liabilities, including attorneys' fees, that the Company may incur as a result of the Consultant's obligations under this paragraph 16. The Consultant also acknowledges that his engagement as an independent contractor shall not constitute the Consultant the agent or employee of the Company and the Consultant shall not have the authority to contract in the name or on behalf of the Company, or to commit the Company in any respect, except upon the prior written instructions of the Chief Executive Officer of the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        PARADISE MUSIC & ENTERTAINMENT, INC.


                                        ---------------------------------------
                                        Name:
                                        Title:


                                        ---------------------------------------
                                        Jeffrey Rosen